Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACTS:	PRESS RELATIONS
BETSY CASTENIR
(212) 339-3424
TOM VOGEL
(212) 339-0862

INVESTOR RELATIONS
ROBERT TUCKER
(212) 339-0861

Statement in Response to Announcement of Fitch’s placement of AA Rating of
Financial Security Assurance Holdings Ltd. and AAA Rating of
Financial Security Assurance Inc. on Rating Watch Negative

New York, New York, October 9, 2008 – In response to Fitch Ratings (Fitch) placement of the AA rating of Financial Security Assurance Holdings Ltd. (FSA Holdings) and the AAA rating of Financial Security Assurance, Inc. (FSA), the bond insurance subsidiary of FSA Holdings, on Rating Watch Negative, the Company notes that Fitch based its action primarily on concerns regarding uncertainty about parent Dexia’s future support for FSA under new ownership and management and the challenging market environment, rather than on the fundamental credit strength of the insurance company.

In its announcement, Fitch also recognized the recent strong statements of sovereign support for Dexia and FSA as positive developments and said that if it were to downgrade FSA, the rating would be unlikely to fall below AA.

THE COMPANY

Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial products to clients in both the public and private sectors around the world. The principal operating subsidiary is Financial Security Assurance Inc. (FSA), a leading financial guarantor. Through other subsidiaries, the Company provides FSA-insured financial products, such as guaranteed investment contracts, to obtain funds at Triple-A cost and then invests those funds in high-quality, liquid securities. The Company is a member of the Dexia group.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                  expected losses on, and adequacy of loss reserves for, insured transactions.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and future and conditional verbs such as “will,” “should,” “would,” “could” and “may” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                  the risks discussed in the Company’s Annual Report on Form 10-K under “Item 1A. Risk Factors”;

•                  changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

•                  potential for reduced market appetite for FSA-insured securities due to credit watch status at Fitch, Moody’s and S&P;

•                  competitive forces, including the conduct of other financial guaranty insurers and competition from alternative executions;

•                  changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

•                  impairments to assets in the FP Investment Portfolio proving to be “other-than-temporary” rather than temporary, resulting in reductions in net income;

•                  changes in accounting principles or practices that may affect the Company’s reported financial results;

•                  an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its General Investment Portfolio;

•                  inadequacy of reserves established by the Company for losses and loss adjustment expenses;

•                  disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

•                  downgrade or default of one or more of FSA’s reinsurers;

•                  market conditions, including the credit quality and market pricing of securities issued;

•                  capacity limitations that may impair investor appetite for FSA-insured obligations;

•                  market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

•                  prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

•                  other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.